Exhibit 99.1

NEWS RELEASE TRANSMITTED BY MARKETWIRE

FOR:  DYNAMIC GOLD CORP.

OTC Bulletin Board SYMBOL:  DYGO

May 8, 2008

Dynamic Gold Corp. Appoints New Chief Financial Officer

VANCOUVER, BRITISH COLUMBIA--(Marketwire - May 8, 2008) - Dynamic Gold Corp. ("the Company") (OTCBB:DYGO) is pleased to announce the appointment of Chantal Schutz, CA as the Chief Financial Officer of the Company and will replace Ann Cederholm. Ms. Schutz graduated from Royal Roads University in 1997 with a Bachelor's degree in Commerce specializing in Entrepreneurial Management and combined with five years experience in Assurance and Business Services at both PricewaterhouseCoopers LLP and KPMG LLP. Ms. Schutz joins "Alberta Star" coming from a Vancouver based mid-sized CA firm located in Burnaby BC, Canada. Ms. Schutz has over 10 years experience and has most recently worked in the capacity of Manager performing Quality Assurance Control for the firms publicly listed entities in Canada and the United States ensuring best practices and risk mitigation primarily in the resource and energy sectors.

On behalf of the Board of Directors of DYNAMIC GOLD CORP.

Tim Coupland, President & CEO

This news release contains certain statements that may be deemed "forward-looking statements". All statements in this release, other than statements of historical fact, that address future production, reserve potential, exploration drilling, exploitation activities and events or developments that the Company expects to occur, are forward looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans" "anticipates", "believes", "intends", "estimates", "projects", "potential" and similar expressions, or that events or conditions "will", "would", "may", "could" or "should" occur. Information inferred from the interpretation of drilling results and information concerning mineral resource estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements. Factors that could cause the actual results to differ materially from those in forward-looking statements include market prices, exploitation and exploration successes, and continued availability of capital and financing, and general economic, market or business conditions. Investors are cautioned that any such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Forward looking statements are based on the beliefs, estimates and opinions of the Company's management on the date the statements are made. The Company undertakes no obligation to update these forward-looking statements in the event that management's beliefs, estimates or opinions, or other factors, should change. For further information investors should review the Company's filings that are available at www.edgar.com or contact Tim Coupland, President at (604) 681-3131.

FOR FURTHER INFORMATION PLEASE CONTACT:

Dynamic Gold Corp.

Tim Coupland

President and CEO

(604) 681-3131

(604) 408-3884 (FAX)

INDUSTRY:  Manufacturing and Production-Mining and Metals

SUBJECT:   COF

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